Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                            FIBER OPTIC USE AGREEMENT

                                     BETWEEN

                                   FIVECOM LLC

                                       AND

                      NEW ENGLAND FIBER COMMUNICATIONS LLC

                               September 10, 1997

                                TABLE OF CONTENTS


                                                                                                               Page

1.       ARTICLE 1 - FIVECOM NETWORK AND NEW ENGLAND FIBER
         FIBERS...................................................................................................4

2.       ARTICLE II - SCHEDULE....................................................................................5

3.       ARTICLE III - ACCEPTANCE.................................................................................5

4.       ARTICLE IV - DELIVERABLES................................................................................7

5.       ARTICLE V - TERM AND INDEFEASIBLE RIGHT OF USE...........................................................7

6.       ARTICLE VI - TERMS OF PAYMENT............................................................................8

7.       ARTICLE VII - MAINTENANCE AND REPAIR OF THE NEW
         ENGLAND FIBER FIBERS.....................................................................................8

8.       ARTICLE VIII - WARRANTIES...............................................................................10

9.       ARTICLE IX - TAXES......................................................................................11

10.      ARTICLE X - LIABILITY...................................................................................11

11.      ARTICLE XI - FORCE MAJEURE..............................................................................12

12.      ARTICLE XII - PERMITS AND REQUIRED RIGHTS-OF-WAY........................................................12

13.      ARTICLE XIII - RELOCATION OF THE NEW ENGLAND FIBER FIBERS...............................................13

14.      ARTICLE XIV - CONDEMNATION..............................................................................13

15.      ARTICLE XV - USE OF THE NEW ENGLAND FIBER FIBERS........................................................14

16.      ARTICLE XVI - OWNERSHIP OF THE NEW ENGLAND FIBER FIBERS.................................................14

17.      ARTICLE XVII - DELIBERATELY OMITTED.....................................................................14

18.      ARTICLE XVIII - DELIBERATELY OMITTED....................................................................14



19.      ARTICLE XIX - CONFIDENTIALITY...........................................................................14

20.      ARTICLE XX - DEFAULT....................................................................................15

21.      ARTICLE XXI - NOTICES...................................................................................15

22.      ARTICLE XXII - ASSIGNMENT: SUCCESSION...................................................................16

23.      ARTICLE XXIII - VENDORS.................................................................................17

24.      ARTICLE XXIV - GOVERNING LAW............................................................................17

25.      ARTICLE XXV - DISPUTE RESOLUTION........................................................................17

26.      ARTICLE XXVI - LIENS....................................................................................18

27.      ARTICLE XXVII - MISCELLANEOUS...........................................................................19

28.      ARTICLE XXVIII - INSURANCE..............................................................................20

29.      ARTICLE XXIX - ENTIRE AGREEMENT.........................................................................20

1.       ARTICLE 1 - FIVECOM NETWORK AND NEW ENGLAND FIBER FIBERS

PAGE MISSING

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



2.       ARTICLE II - SCHEDULE

         2.1. FiveCom shall use its best efforts to complete construction and installation and have the New England Fiber Fibers ready for testing no later than September 26, 1997.

         2.2. In the event the New England Fiber Fibers are not made available for New England Fiber testing by September 26, 1997 then, New England Fiber, in its sole discretion, may deduct the sum of [**] from the payment described in
Article VI for each day beyond September 12, 1997, that the New England Fiber Fibers are not ready for testing. This deduction will be taken as a credit on the front end of the contract. In the event the New England Fiber Fibers are not made available for testing by October 12, 1997, New England Fiber may choose to continue the [**] deduction or to terminate this agreement.

         2.3. In the event the New England Fiber Fibers are made available for New England Fiber testing by September 26, 1997 FiveCom shall invoice New England Fiber for service provided herein commencing on September 26, 1997.

3.       ARTICLE III - ACCEPTANCE

         3.1. Upon installation of the New England Fiber Fibers, FiveCom shall conduct acceptance tests in accordance with the Acceptance Test Plan ("ATP") described in Exhibit C attached hereto and incorporated herein. FiveCom shall provide New England Fiber with notice of the commencement of the acceptance testing at least five (5) days prior to said commencement date. New England Fiber shall have the right, at its sole expense, to have a person or persons present to observe any tests conducted by FiveCom as a part of the ATP. Within ten (10) days of the conclusion of the acceptance testing, FiveCom shall provide New England Fiber with certified test results in accordance with the ATP. In the event New England Fiber does not have observers present at the time FiveCom conducts the acceptance tests, the results of the tests conducted thereunder as certified by FiveCom to New England Fiber shall be deemed valid and binding upon New England Fiber and the New England Fiber Fibers shall be deemed unconditionally accepted by New England Fiber upon receipt of the certified test results and New England Fiber shall provide a written Acceptance Notice within ten (10) days of receipt of such certified test results, provided such certified test results are within the parameters of the Specifications.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



         3.2. In the event New England Fiber has observers present to witness the acceptance tests, New England Fiber and FiveCom shall then jointly evaluate the measured results of the tests section by section. If the measured test results are within the parameters of the Specifications, then and in such event, New England Fiber shall unconditionally accept the test results and the New England Fiber Fibers and provide a written Acceptance Notice.

         3.3. In the event the measured test results are not within the parameters of the Specifications, then within ten (10) days of its receipt of the certified results from FiveCom, New England Fiber shall notify FiveCom in writing that such results are unacceptable and shall specify in reasonable detail the portions of the New England Fiber Fibers that are not within the parameters of the Specifications. Thereupon, FiveCom shall use its best efforts to take such action as shall be necessary to bring the operating standards of the unacceptable portions of the New England Fiber Fibers within the parameters of the Specifications. If FiveCom shall not have completed corrective action and brought the operating standards of such portions of the New England Fiber Fibers within the parameters of the Specifications within thirty (30) days of said written notice from New England Fiber that such measured test results are unacceptable, New England Fiber shall have the right, in its sole discretion, to deduct the sum of [**] from the monthly payment described in Article VI for each day necessary to bring the operating standards of the New England Fiber Fibers within the parameters of the Specifications. Upon completion of corrective action by FiveCom, New England Fiber shall provide FiveCom with an Acceptance Notice within ten (10) days of completion of such corrective action. If FiveCom shall not have completed corrective action within 60 days of said written notice New England Fibers shall have the right to terminate this Agreement upon the expiration of such 60 day period. If New England Fibers has not exercised its right to terminate under the proceeding clause it shall be deemed to have accepted the system and shall provide FiveCom with an Acceptance Notice within 10 days of the expiration of such 120 day period.

         3.4. Upon acceptance by New England Fiber of all the optical fiber strands comprising the New England Fiber Fibers, the New England Fiber Fibers shall be deemed to be installed by FiveCom in accordance with the Specifications, and FiveCom shall have no further liability therefore, except as provided for under the provisions of Articles VII and VIII, herein.

         3.5. Upon successful completion of the ATP and acceptance of the New England Fiber Fibers by New England Fiber, New England Fiber shall provide

FiveCom with an "Acceptance Notice" within any applicable period specified by this Article III in the form attached hereto as Exhibit D. The date of acceptance set forth in the Acceptance Notice shall be hereinafter referred to as the "Acceptance Date". In the event New England Fiber fails to provide the Acceptance Notice or fails to specify the Acceptance Date, the Acceptance Date shall be deemed to be the date of acceptance as determined pursuant to this
Article III or, in the event a date of acceptance is not specified, the Acceptance Date shall be deemed to be the last day of any Acceptance Notice period required by this Article III. Upon execution, the Acceptance Notice shall be attached to this Agreement as Exhibit D and shall be incorporated herein by reference.

4.       ARTICLE IV - DELIVERABLES

         4.1 In accordance with the time frame set forth in Subarticle 4.2, herein, FiveCom shall deliver to New England Fiber complete documentation regarding the as-built condition of the New England Fiber Fibers. This documentation (hereinafter referred to as the "Deliverables") shall consist of the following:

                  4.1.1. As-Built Drawings prepared in accordance with the specifications set forth in Exhibit E, attached hereto and incorporated herein.

                  4.1.2. Names of all manufacturers whose optical fiber cable, associated splices and other equipment are used in installing and providing the New England Fiber Fibers.

                  4.1.3. Technical specifications of the optical fiber cable, associated splices and other equipment used in installing and providing the New England Fiber Fibers.

                  4.1.4. List of names and 7 X 24 telephone numbers for FiveCom personnel responsible for maintaining and repairing the New England Fiber Fibers.

         4.2. FiveCom shall provide two (2) copies of the Deliverables to New England Fiber within thirty (30) days after the Acceptance Date.

5.       ARTICLE V - TERM AND INDEFEASIBLE RIGHT OF USE

         5.1. Unless sooner terminated in accordance with the terms of this Agreement, FiveCom hereby grants to New England Fiber an Indefeasible Right of Use ("IRU") in the New England Fiber Fibers for an initial term of twenty (20) years, hereinafter referred to as the "Initial Term", commencing on the Acceptance Date.

         5.2. New England Fiber shall have the option to renew this Agreement for one (1) five (5) year period ("Extension Term") commencing at the expiration of the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Initial Term, the lease rate for the Extension Term shall be negotiated by the parties, but will in no event be more than the then prevailing market rate on the system for dark fibers excluding any amortization for system construction costs.

         5.3. Notwithstanding any provision contained in this Agreement to the contrary, at any time after the Acceptance Date, and after having satisfied the provisions of ARTICLE VI, New England Fiber shall have the option, in its sole discretion and for any reason to terminate this Agreement upon one hundred eighty (180) days prior written notice to FiveCom.

6.       ARTICLE VI - TERMS OF PAYMENT

         6.1. Within 30 days of the Acceptance Date, and after delivery by FiveCom of the deliverables in Article IV, New England Fiber shall deliver [**] to FiveCom in immediately available funds as payment for the Initial Term.

         6.2. If New England Fibers shall have elected to terminate under
Section 5.3 and shall not be otherwise in default under this Agreement upon the expiration of the 180 days specified in that section FiveCom shall pay to it the lesser of (i) [**] or (ii) [**] remaining in the Initial Term upon the expiration of that 180 day period.

         6.3. If FiveCom shall [**] other than affiliates and other then to public utilities and their affiliates [**] FiveCom shall [**].

7.       ARTICLE VII - MAINTENANCE AND REPAIR OF THE NEW ENGLAND
         FIBER FIBERS

         7.1. All routine maintenance and repair functions and emergency maintenance and repair functions, including "One-Call" responses and cable locate services for the New England Fiber Fibers shall be performed by or under the direction of FiveCom, at FiveCom's sole cost and expense. New England Fiber shall have the right to have an employee or representative available, at New England Fiber's sole cost and expense, to assist FiveCom in any maintenance or repair of the New England Fiber Fibers. FiveCom shall use best efforts to provide New England Fiber with forty-eight (48) hours advance notice for routine maintenance and routine repair functions by notifying New England Fiber's national transmission surveillance center at [1-800-799-8914]. In the event of an emergency, similar notice shall be given to New England Fiber as soon as the emergency is discovered.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         7.2. Emergency Maintenance. FiveCom shall use best efforts to respond to any failure, interruption or impairment in the operation of the New England Fiber Fibers within [**] after receiving a report from New England Fiber of any such failure, interruption or impairment and New England Fiber reserves the right to have a representative present to assist in any maintenance or repair. FiveCom recognizes that New England Fiber's company objective is to have all fibers restored within six (6) hours of any failure, interruption or impairment and FiveCom will use its best efforts to accomplish this objective. When trouble is encountered on the New England Fiber Fibers, New England Fiber, to assist FiveCom in its emergency maintenance activities, will diagnose the trouble through OTDR testing, if possible, and ascertain and notify FiveCom of the location address to the nearest cross street. FiveCom shall use its best efforts to perform maintenance and repair to correct any failure, interruption or impairment in the operation of the New England Fiber Fibers in accordance with the procedures set forth in Exhibit F attached hereto and incorporated herein. In the event FiveCom fails to perform any emergency maintenance in accordance with FiveCom's emergency maintenance standards, after written notice by New England Fiber, New England Fiber shall have the right but not the obligation, to undertake such Routine Maintenance of the New England Fiber Fibers, at FiveCom's sole cost and expense, using contractors pre-approved by FiveCom.

         7.3. Routine Maintenance. FiveCom will schedule and perform specific periodic maintenance and repair and services, as set forth in FiveCom's Routine Maintenance Standards attached hereto as part of Exhibit G, from time to time on the New England Fiber Fibers, at FiveCom's reasonable discretion, upon adequate advance notice to New England Fiber, or at New England Fiber's reasonable request. New England Fiber may request additional reasonable routine maintenance by delivering to FiveCom, not more than twice per year, for FiveCom's approval, a statement detailing the maintenance and services New England Fiber desires to be performed on the New England Fiber Fibers. The cost for such additional routine maintenance shall be negotiated by the parties. In the event FiveCom fails to perform any Routine Maintenance in accordance with FiveCom's Routine Maintenance Standards, after written notice by New England Fiber, New England Fiber shall have the right, but not the obligation, to undertake such Routine Maintenance of the New England Fiber Fibers, at FiveCom's sole cost and expense, using contractors pre-approved by FiveCom.

         7.4. New England Fiber shall furnish to FiveCom one day during six (6) consecutive hours each calendar quarter which shall be available for FiveCom to schedule and perform specific periodic maintenance and repair and services on the New England Fiber Fibers.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         7.5. New England Fiber shall receive a credit ("Outage Credit") against the fiber lease rate owed FiveCom hereunder in the event that the New England Fiber Fibers do not operate within the parameters of the Specifications. The Outage Credit shall be [**] for each hour or portion thereof during which any fiber does not meet such specifications, as measured from the time New England Fiber notifies FiveCom of the problem until the time FiveCom, or New England Fiber in the event of self help has corrected the problem.

         7.6. In the event FiveCom, or others acting in FiveCom's behalf after written notice to New England Fiber, at any time during the term of this Agreement discontinues maintenance and/or repair of the New England Fiber Fibers, New England Fiber, or others acting in New England Fiber's behalf, shall have the right, but not the obligation, to thereafter provide for the maintenance and repair of the New England Fiber Fibers, at FiveCom's sole cost and expense. Any such discontinuance shall be upon no less than six (6) months prior written notice to New England Fiber. In the event of such discontinuance, FiveCom shall obtain for New England Fiber, or others acting in New England Fiber's behalf adequate access to the Rights-of-Way (as hereinafter defined) on or within which the New England Fiber Fibers are located, for the purpose of permitting New England Fiber, or others acting in New England Fiber's behalf, to undertake such maintenance and repair of the New England Fiber Fibers.

         7.7. In the event all or any part of the New England Fiber Fibers shall require replacement during the Initial Term of this Agreement, such replacement shall be made as soon as reasonably practical, at FiveCom's sole cost and expense. If replacement of the New England Fiber Fibers is required in accordance with the preceding sentence, FiveCom shall give New England Fiber written notice of such replacement as soon as reasonably practical before the replacement optical fiber cable is ordered from the manufacturer. New England Fiber shall have the option, in its sole discretion, to be exercised by written notice to FiveCom within twenty (20) days of New England Fiber's receipt of notice from FiveCom to: (a) accept the proposed replacement optical fiber cable per Specifications or; (b) increase the number of optical fiber strands to be installed in such new cable for New England Fiber's use at New England Fiber's incremental cost.

8.       ARTICLE VIII - WARRANTIES

         8.1. FiveCom warrants for the Initial Term of this Agreement that the FiveCom System shall be in full compliance with and operate within the parameters of the Specifications provided, however, that such warranties shall in no way be

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


deemed to be a limitation on or in derogation of FiveCom's obligations under
Article VII, herein. Any maintenance or repairs to the FiveCom System required as a result of a breach of the foregoing warranties shall be performed at FiveCom's sole cost and expense.

         8.2. FiveCom represents and warrants to New England Fiber that it has full Corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by FiveCom have been duly and validly authorized by all necessary Corporate action on the part of FiveCom.

         8.3. New England Fiber represents and warrants to FiveCom that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by New England Fiber have been duly and validly authorized by all necessary corporate action on the part of New England Fiber.

9.       ARTICLE IX - TAXES

         9.1. [**], of any and all taxes (other than taxes based on income) and [**].

         9.2. If at any time during the Initial Term a federal, state or local government authority seeks to impose any new taxes, franchise, license or permit fees on FiveCom because of FiveCom's provision of the New England Fiber Fibers pursuant to this Agreement, other than taxes based on income, New England Fiber shall be responsible to pay FiveCom for such charges either with or without a protest to the appropriate administrative jurisdiction or administrative forum.

10.      ARTICLE X - LIABILITY

         10.1. Neither New England Fiber nor FiveCom shall be liable to the other for any indirect, special, punitive or consequential damages (including, but not limited to) any claim from any customer for loss of services) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either party hereto, its employees, servants, contractors and/or agents. Both FiveCom and New England Fiber shall use their best efforts to include in any agreement with any third party relating to the use of the FiveCom System or the New England Fiber Fibers a waiver by such third party of any claim for indirect, special, punitive or consequential damages (including, but not limited to, any claim from any client or customer for loss of services) arising out of or as a result of any act or omission by either party hereto, its employees, servants, contractors and/or agents.

         10.2. Each party hereto agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorney's fees) in connection with any personal injury, including death, loss or damage to any property, or facilities of any party (including FiveCom, New England Fiber or any other party operating or using any part of the FiveCom System or the New England Fiber Fibers) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party, its employees, servants, contractors and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement or any breach by such party of any obligation contained herein.

         10.3. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages, including consequential damages, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the New England Fiber System or the New England Fiber Fibers, provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the injured party to pursue any such action against such third party.

11.      ARTICLE XI - FORCE MAJEURE

         11.1. The obligations of the parties hereto are subject to force majeure and neither party shall be in default under this Agreement if any failure or delay in performance is caused by strike or other labor problems; accidents not the result of negligence of the party seeking relief under this Article; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefore; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; condemnation or the exercise of rights of eminent domain; war or civil disorder; or any other cause beyond the reasonable control of either party hereto; provided, however, that the incidence of strikes or other labor unrest shall not delay commencement of the running of time periods which must expire before New England Fiber shall be entitled to itself take corrective action under the terms of this Agreement; provided, further, however, that delays in FiveCom securing the necessary Rights-of-Way for installation of the New England Fiber Fibers shall not be deemed to be a force majeure, such delays being otherwise provided for in Article XII, herein.

12.      ARTICLE XII - PERMITS AND REQUIRED RIGHTS-OF-WAY

         12.1. FiveCom represents that, to the best of its knowledge and belief FiveCom owns, has obtained or can and will obtain all rights, licenses, franchises, governmental regulatory approvals, authorizations, rights-of-way, permits and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations, rights-of-way and other agreements necessary for the installation and use of the New England Fiber Fibers (all of which are herein collectively referred to as the "Rights-of-Way"). It is expressly understood that FiveCom's obligations under this Agreement are conditioned upon and shall in all respects be subject to the continuation or acquisition of such rights-of-way. FiveCom shall use its best efforts to obtain or to cause such rights-of-way to remain effective through the Initial Term of this Agreement. New England Fiber will be notified in writing by FiveCom concerning any delays in obtaining any approval described in Subarticle 12.1.

13.      ARTICLE XIII - RELOCATION OF THE NEW ENGLAND FIBER FIBERS

         13.1. It for any reason, FiveCom is required by any third party, including, but not limited to, a governmental entity, to relocate any of the facilities used or required in providing the FiveCom System and the New England Fiber Fibers, FiveCom shall give New England Fiber at least sixty (60) days (or such lesser period of notice that FiveCom may have received) prior written notice of any such relocation and New England Fiber shall be entitled to terminate this Agreement, in accordance with the provisions, excluding the notification period, of Subarticle 5.3, herein, by giving at least thirty (30) days prior written notice to FiveCom. In the event this Agreement is not terminated, FiveCom shall relocate the New England Fiber Fibers and, to the extent FiveCom is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, FiveCom shall be responsible for all the costs associated with the relocation of the New England Fiber Fibers. If FiveCom desires, for any other reason, to relocate any of the facilities used or required in providing the New England Fiber Fibers, such relocation shall be undertaken at FiveCom's sole cost and expense.

14.      ARTICLE XIV - CONDEMNATION

         14.1. In the event any portion of the FiveCom System containing the New England Fiber Fibers, or the rights-of-way in or upon which they shall have been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty (180) days of the date of filing of such proceeding and which could reasonably be expected to result in a taking, by any governmental agency or other party cloaked with the power of eminent domain for public purpose or use, then and in such event it is agreed that New England Fiber shall be entitled to terminate this Agreement by giving at least thirty
(30) days prior written notice to

FiveCom and, in that event, both parties shall be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings to seek to obtain compensation by either joint or separate awards for the economic value of their respective interests. In the event that New England Fiber is unable to obtain separate compensation for the lost value of its rights under this Agreement, FiveCom agrees to refund to New England Fiber a pro rata amount of the payment made pursuant to Section 6.1.

         14.2. Upon its receipt of a formal notice of condemnation or taking, FiveCom shall notify New England Fiber immediately of any condemnation proceeding filed against the New England Fiber System, including the New England Fiber Fibers, or the rights-of-way upon which the New England Fiber Fibers shall have been installed. FiveCom shall also notify New England Fiber of any similar threatened condemnation proceeding and agrees not to sell the New England Fiber Fibers or rights-of-way to such acquiring agency, authority or other party in lieu of condemnation without prior written notice to New England Fiber.

         14.3. If the taking or condemnation requires relocation of the New England Fiber Fibers, FiveCom shall use its best efforts to obtain an alternative route over which the New England Fiber Fibers may be relocated, at no cost to New England Fiber.

15.      ARTICLE XV - USE OF THE NEW ENGLAND FIBER FIBERS

         15.1. New England Fiber shall not use the New England Fiber Fibers in any way which fails to comply with any applicable federal, state or local code, ordinance, law, rule, regulation or restriction or any policy of insurance. New England Fiber shall use the New England Fiber Fibers for New England Fiber's network services and not for resale or transfer in bulk.

16.      ARTICLE XVI - OWNERSHIP OF THE NEW ENGLAND FIBER FIBERS

         16.1. New England Fiber shall have an undivided right of use of the New England Fiber Fibers. FiveCom shall have an undivided, absolute and legal title to ownership in the New England Fiber Fibers.

         16.2. Except as otherwise provided in this Agreement, New England Fiber shall not represent to any third party that any party other than FiveCom is the legal owner of the New England Fiber Fibers. FiveCom acknowledges that New England Fiber has contracted for the purchase of an IRU in the New England Fiber Fibers and agrees that it will not take any action which is inconsistent with New England Fiber's position.

17.      ARTICLE XVII - DELIBERATELY OMITTED

18.      ARTICLE XVIII - DELIBERATELY OMITTED

19.      ARTICLE XIX - CONFIDENTIALITY

         If either party provides confidential information to the other in writing and identified as such, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information. Neither party shall be required to hold confidential any informational: 1) which becomes publicly available other than through the recipient, 2) which is required to be disclosed by a governmental or judicial order, 3) which is independently developed by the disclosing party or 4) which becomes available to the disclosing party without restriction from a third party. These obligations shall survive expiration or termination of this Agreement for a period of two (2) years.

20.      ARTICLE XX - DEFAULT

         20.1. New England Fiber shall not be in default under this Agreement, or in breach of any provision hereof unless and until FiveCom shall have given New England Fiber written notice of such breach and New England Fiber shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty (30) day period, if New England Fiber shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by New England Fiber to timely cure any such breach after notice thereof from FiveCom, FiveCom shall have the right, in its sole discretion, to take such action as it may determine, to be necessary to cure the breach or to terminate this Agreement upon written notice to New England Fiber.

         20.2. FiveCom shall not be in default under this Agreement or in breach of any provision hereof unless and until New England Fiber shall have given FiveCom written notice of such breach and FiveCom shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty (30) day period, if FiveCom shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by FiveCom to timely cure any such breach after notice thereof from New England Fiber, New England Fiber shall have the right in its sole discretion to take such action as it may determine to be necessary to cure the breach or to terminate this Agreement.

         20.3. No remedy provided for herein is intended to be exclusive but each remedy shall be cumulative and in addition to and may be exercised concurrently with any other remedy available to FiveCom or New England Fiber at law or in equity.

21.      ARTICLE XXI - NOTICES

         21.1. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed as follows:

         If to FIVECOM:

                  FiveCom, Inc.
                  391 Totten Pond Road, Suite 401
                  Waltham, MA 02154-2014
                  Attention:        Michael A. Musen
                  Facsimile Number: (617) 890-8404

         If to New England Fiber: (One copy each to)

                  New England Fiber Telecommunications LLC
                  425 Woods Mill Rd. South
                  Suite 300
                  Town & Country, MO 63017
                  Facsimile Number: 314 275-4975
                  Attention General Counsel

or at such other address as may be designated in writing to the other party.

         21.2. Unless otherwise provided herein, notices shall be sent by certified U.S. Mail, return receipt requested, or by commercial overnight delivery service, or by facsimile, and shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) business day after deposit.

22.      ARTICLE XXII - ASSIGNMENT: SUCCESSION

         22.1. Except as provided in this Subarticle 22.1, New England Fiber shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of FiveCom, which consent shall not be unreasonably withheld or delayed; provided, however, that without such consent, New England Fiber shall have the right to assign, sublet or otherwise transfer this Agreement, in whole or in part, to any parent, subsidiary or affiliate of New England Fiber which shall control, be under the control of or be under common control with New England Fiber, or any corporation which purchases all or substantially all of the assets of New England Fiber. Any assignee or transferee shall continue to perform the New England Fiber obligations to FiveCom under this Agreement. It will be reasonable for FiveCom to take into consideration the financial stability and ability to pay of any assignee.

         22.2. Except as provided in this Subarticle 22.2, FiveCom shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of New England Fiber, which consent shall not be unreasonably withheld or delayed. It is expressly understood that New England Fiber shall not consent to any such assignment if New England Fiber has reasonably determined that the proposed assignee lacks appropriate financial viability and technical capabilities suitable for providing maintenance and repair of the New England Fiber Fibers and is incapable of performing FiveCom's obligations under this Agreement to New England Fiber's satisfaction. Notwithstanding the foregoing provisions of this Subarticle 22.2, FiveCom shall have the right without New England Fiber's consent, to assign or otherwise transfer this Agreement to any parent, subsidiary or affiliate of FiveCom which shall control, be under the control of or be under common control with FiveCom, or any corporation which purchases all or substantially all of the assets of FiveCom, or to grant a security interest in this agreement securing any of FiveCom's obligations. Any assignee or transferee shall continue to perform the FiveCom obligations to New England Fiber under the terms of this Agreement.

         22.3. Subject to the provisions of this Article XXII, this Agreement, and each parties' respective rights and obligations hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

23.      ARTICLE XXIII - VENDORS

         23.1. New England Fiber shall have the right to review FiveCom's list of proposed vendors, suppliers and manufacturers of materials to be used in the installation and construction of the New England Fiber Fibers.

24.      ARTICLE XXIV - GOVERNING LAW

         24.1. This Agreement shall be interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to its principles of conflicts of laws.

25.      ARTICLE XXV - DISPUTE RESOLUTION

         25.1. It is the intent of New England Fiber and FiveCom that any disputes which may arise between them, or between the employees of each of them be resolved as quickly as possible. Quick resolution may, in certain circumstances, involve immediate decisions made by the parties' representatives. When such resolution is not possible, and depending upon the nature of the dispute, the parties hereto agree to resolve such disputes in accordance with the provisions of this Article.

         25.2. FiveCom and New England Fiber shall each designate, by separate letter, representatives as points of contacts and decision making for the design, construction, installation and testing phases, of the New England Fiber Fiber Network, said letters to be furnished by each parry to the other within 15 days from the date of this Agreement. Any disputed issues arising during the design, construction, installation and testing phases of the New England Fiber Fiber Network shall in all instances, be initially referred to the parties' designated representatives. The parties' designated representatives shall render a mutually agreeable resolution of the disputed issue, in writing, within 72 hours of such referral.

         25.3. Any claims or disputes arising under the terms and provisions of this Agreement, or any claims or disputes which the parties' representatives are unable to resolve within the seventy-two (72) hour time period specified in
Section 21.2, herein, shall be presented by the claimant in writing to the other party within five (5) business days after the circumstances which gave rise to the claim or dispute took place or become known to the claimant, whichever is later. The written notice shall contain a concise statement of the claim or issue in dispute, together with relevant facts and data to support the claim.

         25.4. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled in Boston, Massachusetts by binding arbitration in accordance with the arbitration rules and procedures of the American Arbitration Association. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act 9 U.S.C. 1-16 et seq. ("USAA") the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Section 21.4, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

         25.5. FiveCom shall continue to provide the New England Fiber fibers pursuant to this Agreement during the proceedings and litigation described in

Section 25 and New England Fiber shall continue to make payments in accordance with this Agreement.

26.      ARTICLE XXVI - LIENS

         26.1. In the event the New England Fiber Fibers become subject to any mechanics', artisans' or materialmen's lien, or other encumbrance chargeable to or through FiveCom which interfere with the New England Fiber Fibers or New England Fiber' use of and IRU in the New England Fiber Fibers, FiveCom shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means) without cost to New England Fiber and shall indemnify New England Fiber against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance; provided, however, that if any such lien or encumbrance is not so discharged and released within thirty (30) days after written notice by New England Fiber to FiveCom, then New England Fiber may pay or secure the release or discharge thereof at the expense of FiveCom.

         26.2. In the event the FiveCom System becomes subject to any mechanics', artisans' or materialmen's lien, or other encumbrances chargeable to or through New England Fiber which interfere with the New England Fiber Fibers or the FiveCom System, New England Fiber shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means) without cost to FiveCom and shall indemnify FiveCom against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance; provided, however, that if any such lien or encumbrance is not so discharged and released within thirty (30) days after written notice by FiveCom to New England Fiber, then FiveCom may pay or secure the release or discharge thereof at the expense of New England Fiber.

27.      ARTICLE XXVII - MISCELLANEOUS

         27.1. The headings of the Articles in this Agreement are strictly for convenience and shall not in any way be construed as amplifying or limiting any of the terms, provisions or conditions of this Agreement.

         27.2. In construction of this Agreement, words used in the singular shall include the plural and the plural the singular, and "or" is used in the inclusive sense, in all cases where such meanings would be appropriate.

         27.3. In the event any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

         27.4. This Agreement may be amended only by a written instrument executed by the party against whom enforcement of the modification is sought.

         27.5. No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power or privilege hereunder shall operate as a waiver hereof, except as expressly provided herein.

28.      ARTICLE XXVIII - INSURANCE

         28.1. Each party or its affiliates shall, at its own expense, secure and maintain in force, throughout the term of this Agreement, General Liability Insurance, with competent and qualified issuing insurance companies, including the following coverages: Product Liability, Hazard of Premises/Operations (including explosion, collapse and underground coverages); Independent Contractors; Products and Completed Operations; Blanket Contractual Liability (covering the liability assumed in this Agreement); Personal Injury (including death); and Broad Form Property Damage in policy or policies of insurance such that the total available limits to all injured will not be less than [**] Combined Single Limit for each occurrence and [**] aggregated for each annual period. Such insurance may be provided in policy or polices, primary and excess, including the so called Umbrella or Catastrophe forms. All policies required by this Subarticle 28.1 shall, to the extent possible, be endorsed to show the other party, as additional insured, as their interests may appear; require the insurance companies to notify the other party at least thirty (30) days prior to the effective date of any cancellation or material modification of such policies; and shall specify that the policy shall apply without consideration for other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurers liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered and only one deductible shall apply regardless of the number of insured covered. The parties shall also carry such insurance as will protect it from all claims under any Worker's Compensation laws in effect that may be applicable to it. The undertaking with respect to insurance shall not relieve either party of its obligation in Article X.

29.      ARTICLE XXIX - ENTIRE AGREEMENT

         29.1. This Agreement, and any Exhibits attached hereto or to be attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings and agreements with respect hereto, whether oral or written.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written as an agreement under seal.


FIVECOM LLC:                                  NEW ENGLAND FIBER
                                              COMMUNICATIONS LLC

By:        FiveCom Inc.                       By:    /s/ D. Craig Young
                                                     -----------------------
                                              Name:  D. Craig Young
By:        /s/ Victor Colantonio              Title: President
           -------------------------
           Victor Colantonio
           Title:  President of
           FiveCom, Inc. as Manager
           of FiveCom LLC

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A

                                  Scope of Work
                                      [**]

This scope of work describes the construction required by New England Fiber Communications to lease fiber from FiveCom to connect [**].

                                      [**]

There will be two connections to the FiveCom cable in [**]. The first location [**]. New England Fiber proposes to place one 4 inch conduit from New England Fiber's MH [**] to the power company's MH [**]. New England Fiber will then pull a fiber cable from their hub to the power company's MH. FiveCom will pull the cable [**] and splice it to their cable. This connection will be a temporary connection until the rest of the New England Fiber's backbone is in place. The power company will be notified two weeks in advance when New England Fiber's contractor plans to connect the conduit to the power MH.

The permanent connection to FiveCom will be an aerial cable from the New England Fiber backbone cable [**]. This will connect to the FiveCom cable. New England Fiber will place the aerial cable [**] the power company will place the rest of the cable on poles to their substation building and FiveCom will splice it to their cable.

                                      [**]

The [**] connection will be a permanent connection [**]. New England Fiber will place new conduit from a New England Fiber MH [**]. New England Fiber will then place a 3 inch steel pipe [**]. FiveCom will be notified two weeks in advance when New England Fiber's contractor plans to connect the conduit [**]. FiveCom will splice New England Fiber's cable to their cable.

The completion date for the above work is September 26, 1997.

                                    EXHIBIT B

                            Technical Specifications

1. The maximum bi-directional average splice loss shall not exceed 0.1 dB.

2. All splices shall be sealed in water proof splice enclosures.

3. Between the wavelengths of 1300nm and 1320nm, fiber attenuation shall not exceed 0.4 dB/km for standard single-mode fiber and shall not exceed 0.5dB/km for TrueWave, from temperatures between -40 and +65C.

4. Between the wavelengths of 1540nm and 1560nm, fiber attenuation shall not exceed 0.3 dB/km for temperatures between -40 and +65 and shall not exceed 0.25 dB/nm for TrueWave.

5. The wavelength of zero fiber dispersion shall be between 1300nm and 1320nm for unshifted single-mode fiber. The wavelength of zero fiber dispersion shall be between 1535nm and 1565nm for TrueWave. The slope of the dispersion curve at the wavelength of zero dispersion shall not exceed .1 .10ps/nm/km.

6. The fiber dispersion at a wavelength of 1500nm shall not exceed 5 ps/(nm(bullet)km).

7. The fiber cut-off wavelength shall be less than 1330nm and greater than 1130 nm.

8.         Fiber attenuation shall be uniform along its entire cable length.
           Attenuation discontinuities shall not exceed .1 dB at either 1300 nm or 1550 nm as measured at any point along the fiber.

                                    EXHIBIT C

                              Acceptance Test Plan

FiveCom and New England Fiber will conduct the following tests as part of its Acceptance Test Plan:

1.         Non-destructive Attenuation Tests (End-to-End)

2.         Optical Time Reflectometer Tests (OTDR)

Fiber acceptance testing will be performed to ensure that the New England Fiber fibers will operate within the parameters of the Specifications set forth in Exhibit B to this Agreement.

           More specifically, fiber acceptance testing will include the following:

3.         Continuity Uniformity Tests:

           All fibers shall be tested bi-directionally at 1310 nm or 1550 nm, as applicable, with an OTDR, the subsequent traces shall be inspected for end-to end continuity and for uniform attenuation. These traces will be stored on diskette and will be compatible with laser precision PC-OTDR software.

4.         Optical Length:

           The OTDR will be used to determine the end-to end optical length of the cable.

5.         Splice Loss:

           Splice loss will be measured bi-directionally with an OTDR using the Splice Loss average method. The average splice loss shall be the measurement for splice loss set forth in Exhibit B to this Agreement.

6.         End-to-End Loss:

           Using a light source and a power meter, the bi-directional connector-to-connector attenuation will be measured for each fiber at 1310 nm and 1550 nm, as applicable. The acceptance average attenuation per kilometer on a per span basis shall be the attenuation set forth in Exhibit B to this Agreement.

                                    EXHIBIT D

                                Acceptance Notice


Reference: That certain Fiber Optic Use Agreement between New England Fiber Telecommunications Corporation and FiveCom, LLC dated _______________________.

This notice is provided in connection with Article III of the above referenced agreement.

The New England Fiber System has been accepted as of ________________________.

New England Fiber Fiber Communications


By: __________________________________
(Signature)

Name: ________________________________
(Type or Print Name)

                                    EXHIBIT E

                         As-Built Drawing Specifications

FiveCom shall deliver As-built drawings in either Autocad or DXF format in addition to five (5) "11 by 17" hard copies.

At a minimum.  FiveCom's As-built drawings will include:

1.         A route diagram that illustrates the location of the:

                  End Locations
                  Splice Locations
                  Repeater Locations

2. Manufacturer, type of cable, fiber count, and reel numbers.

3. A summary of distances between the locations listed above and offset of cable in relation to fixed objects.

4. The type of cable construction between locations, (buried, aerial, conduit) and any typicals or details needed for the specified type of construction.

5. Any geographic information deemed necessary to further clarify the route.

6. Detailed route information that includes:

                  Street, road and highway names
                  Railroad and or highway crossings
                  Bridge Crossings
                  Manhole and pole identification
                  Pole-to-pole-pole distances in feet
                  Manhole-to-manhole distances in feet
                  Distances along or between any other attachment points on the route
                  New conduit, manhole, and pole installations
                  Building riser and lateral conduit locations, if any

                                    EXHIBIT F

                        EMERGENCY MAINTENANCE PROCEDURES


F1.        Notification

New England Fiber shall notify FiveCom of interruption to service (signal loss, service degradation, out of specification performance or other conditions) to the fiber optic cable transmission system. FiveCom will dispatch technicians, vehicles and equipment to initiate the repair of such conditions and the restoration of service.

F2.        FiveCom Contacts

In the event of a service interruption contact FiveCom by calling the following numbers in the sequence listed below. If the first option is not successful proceed to the second and so on.

a.         Normal Hours
           1-800-891-5080

b.         Network Monitoring Service
           1-603-746-9931

c.         After Hours Digital Pager
           617-562-9678

d.         Arthur E. Rivers 484-5884 weekends,
           Friday evening to Monday morning - Sunday
           773-4050

e.         Michael A. Musen
           617-527-0343

f.         Victor Colantonio
           617-965-7165

This listing is subject to change.

F3.        Dispatch

FiveCom shall respond to the notification immediately upon taking the call. For required emergency restoration. Technicians and appropriate equipment will report to the location controlling signals designated by Customer. FiveCom will log in at the location and pick up needed restoration materials.

Restoration Activities: Troubleshooting will continue until the problem is found.

           The restoration sequence will be:

           [bullet]     Report of Damage
           [bullet]     Estimate time to repair
           [bullet]     Notification of Utilities if needed (i.e. down pole).
           [bullet]     Verbal report of tasks to repair given to the
                        representative of Customer and to New England Fiber.

F4.        Repair

a.         Channel or End Equipment Problems:

           FiveCom technicians will isolate the signal problem by reviewing the following:

           1.     visible alarms on bay or terminal equipment
           2.     computer generated equipment logs.
           3. review of performance statistics for common and customer equipment.
           4. application of DS1 & DS3 test equipment, fiber optic signal level meter and OTDR as required.

                  Testing and diagnostics will be coordinated with New England Fiber technicians. FiveCom technicians will remain on the call until all alarm or signal problems have been corrected.

b.         Outside Plant Repairs

                  Commencing immediately FiveCom will restore service to the link by fusion splice methods, as a first priority, or with mechanical connectors as a second choice. FiveCom will use its fusion splicer and OTDR power meter and all other equipment required, excluding only the parts in the restoration kit.

                  The link will be brought into service, tested and protected until the cable can be placed on a permanent pole attachment or in conduit. Restoration test reports will be furnished to Customer after testing. The testing report includes end to end attenuation and photos along with a text describing the outage suitable for insurance purposes.

                  Upon the satisfactory completion and acceptance of the testing by Customer, the service will be declared restored.

F5.        End of Outage

FIVECOM, INC. ______________________________________ OUTAGE REPORT
CUSTOMER: ___________ DATE ___/___/___        TIME
                                                     REPORTED _________________

LOCATION: ____________________________
STREET: ____________________________________         POLE/MANHOLE: ____________
CAUSE OF OUTAGE: ___________________________

ARRIVAL AT DESIGNATED LOCATION: _________________________________  AM/PM
FIRST REPORT TO CUSTOMER: _______________________________________  AM/PM
ESTIMATED TIME TO REPAIR: _______________________________________
UTILITIES NOTIFIED:
           ELECTRIC: __________________________     CONTACT: _________________
           TELEPHONE: _________________________     CONTACT: _________________
           CATV: ______________________________     CONTACT: _________________
           OTHER: _____________________________     CONTACT: _________________

ANTICIPATED ACTIVITIES PRIOR TO RESTORATION:


TIME OF RESTORATION:                         AM/PM
REPAIRS MADE

CUSTOMER MATERIAL USED
DESCRIPTION:                                        QUANTITY:

_______________________________________________     __________________________

_______________________________________________     __________________________

_______________________________________________     __________________________

_______________________________________________     __________________________

_______________________________________________     __________________________


TESTS COMPLETED

DATE:                                    TIME:                    AM/PM

TECHNICIAN IN CHARGE:

SIGNED: ____________________________________________ FIVECOM, INC.
CUSTOMER:
LOCATION:
STREET:
CAUSE OF OUTAGE:

                                    EXHIBIT G

                          ROUTINE MAINTENANCE STANDARDS

RIDEOUTS

Ride-outs of the fiber plant will be done on the following schedule:

           Transmission Lines               Annual end to end surveillance
           Splice Locations                 Quarterly inspections
           Distribution Lines               Semi Annual inspection

Should New England Fiber require more frequent ride-outs, they will be done at New England Fiber's cost unless technical performance data indicate cable deterioration or failure. These ride-outs will be documented and will contain notes concerning general condition of Right-of-Way and plant. Items such as excavation activities, construction work, broken lashing wire, free trimming, and so on will be noted and dealt with immediately. Follow up verification of corrective actions taken will be documented.

FIBER TESTS

OTDR measurements will be performed at a minimum semi-annually on all inactive fiber and compared against original installation readings to insure integrity. Tests will be performed more frequently if tests and performance data warrant additional measurements.